Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, Apr. 27, 2010 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported first quarter net income of $35.9 million, or $0.42 per diluted share compared net income of $33.3 million, or $0.39 per diluted share in the fourth quarter of 2009 and net income of $15.5 million, or $0.18 per diluted share during the first quarter of 2009.

Business Discussion

Management commentary

“Our first quarter’s results marked a solid start to 2010,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Sales of $6.1 billion improved 9% sequentially, while net flows of $2.8 billion represent organic growth of 16%, and again will likely be among the best growth among our peer group of publicly traded asset managers.  Net income and earnings per diluted share increased 8% sequentially and our operating margin reached 23.3%, continuing its improving trend.”

Advisors channel

Flows in the Advisors channel remain positive at $146 million during the quarter comparing favorably to inflows of $86 million during the fourth quarter of 2009 and outflows of $82 million during last year’s first quarter.  At $886 million, gross sales were only slightly below the previous quarter’s level of $920 million, and 27% above last year’s comparable period.   We maintain an industry-low redemption rate of 8.2%.  The Advisors channel continues to be a steady contributor and stable foundation for our business model.

Wholesale channel

Gross sales in the Wholesale channel were $4.4 billion, a 6% improvement compared to the previous quarter and nearly twice the sales volume during the same period last year.  Net flows remain robust at $2.4 billion compared to $2.6 billion and $1.0 billion during the fourth and first quarters of 2009, respectively.

We continue to generate traction in products outside of the Asset Strategy and Global Natural Resources funds, which have been sales leaders for some time.  Gross sales in other products were $0.9 billion, up from $0.8 billion in the previous quarter and $0.6 billion during the first quarter of 2009.  The number of products experiencing meaningful sales volume continues to expand.

Institutional channel

Gross sales of $819 million during the quarter improved meaningfully over recent quarters and mark the highest quarterly sales volume since the fourth quarter of 2007.  Our subadvisory relationships are contributing positively to this channel.  Over the last few quarters, we introduced several of our products on platforms at a few insurance companies and are seeing steady flows.  Additionally, our relationship with Pictet & Cie has stabilized and returned to positive flows during the quarter.  The defined benefit space continues to be challenging, but also saw positive flows during the quarter.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on the amount of average assets under management and influenced by asset composition, sales, redemptions and financial market conditions.

Average assets under management of $71.0 billion during the quarter increased 6% compared to the fourth quarter of 2009 and 53% compared to the first quarter of 2009.  The effective fee rate remained relatively unchanged at 62.6 basis points compared to 63.0 basis points in the previous quarter and 62.2 basis points during the first quarter of 2009.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

Compared to the fourth quarter of 2009, revenues remain essentially unchanged as higher front-load commission and asset allocation product fees were offset by lower insurance and variable annuity commissions.  Direct expenses rose slightly due to adjustments to our field bonus accrual.  Indirect expenses were reduced during the fourth quarter of 2009 due to accrual adjustments at year-end related to lower sales convention and incentive compensation cost.  Indirect costs increased sequentially as accruals were adjusted for 2010 assumptions.

Compared to the same period in 2009, revenues increased due to a combination of higher asset-based Rule 12b-1 and asset allocation product fees, and to a lesser extent, higher sales volume of front-load Class A mutual funds.  Direct expenses increased in line with higher asset levels and Class A sales volume.  Indirect expenses increased slightly on merit increases and higher payroll taxes.

Wholesale channel

Sequentially, revenues increased on higher asset-based service and distribution fees.  Higher sales volume by Legend advisors also added to revenues.  Direct expenses rose on higher asset-based service and distribution fees as well as higher wholesaler commissions.  Indirect expenses rose on higher compensation costs.

Compared to the first quarter of 2009, revenues increased on higher asset-based Rule 12b-1 service and distribution fees, resulting in a correlated increase in direct expenses, and to a lesser degree, higher wholesaler commissions also contributed to the increase in direct expenses.  The increase in indirect expenses is largely due to a combination of higher compensation, meeting and travel costs.

Compensation and Related Expense Analysis

Costs declined compared to the fourth quarter largely due to lower bonus accruals and were partially offset by higher compensation costs and related payroll taxes.  Due to the conservative nature of our accruals throughout 2009, given the uncertainty of the market during most of 2009, the fourth quarter included a sizable increase for year-end bonuses.

Compared to the first quarter of 2009, costs increased due to a higher level of bonus accrual and equity based compensation and, to a lesser degree, higher compensation costs and related payroll taxes.

General and Administrative Expense Analysis

General and administrative costs rose compared to both periods due primarily to a one-time, pre-tax loss of $1.3 million for a trade order execution error.  Additional risk management procedures and controls have been implemented, which we believe should substantially reduce the risk of similar errors occurring in the future.

Subadvisory Fees

Subadvisory fees, which are paid on average asset levels in subadvised funds, rose compared to both prior periods.  This increase is largely due to the growth in assets in the Ivy Global Natural Resources fund.  Subadvised average assets under management during the quarter were $7.0 billion.

Investment and Other Income

The fourth quarter of 2009 included gains from the sale of available-for-sale mutual funds and higher realized capital gains and dividends in our investment portfolios.  Last year’s first quarter included a sizable mark-to-market loss in our mutual fund available-for-sale portfolio.

Balance Sheet Information

As of March 31, 2010, cash and cash equivalents and investment securities were $319 million (excluding $84 million held for the benefit of customers segregated in compliance with federal and other regulations).  Short-term debt was $190 million, reflecting the current maturity of our Senior Notes that mature in January 2011.

Stockholders’ equity was $391 million and there were 85.6 million shares outstanding.  During the quarter, we repurchased 427,544 shares on the open market or privately at an aggregate cost of $13.7 million.

On April 2, 2010, we granted 1.2 million shares of restricted stock in accordance with our annual program.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$70,981	$82,566	$94,687	$106,359	$109,663
Underwriting and distribution fees	80,715	91,105	96,559	110,299	113,136
Shareholder service fees	24,976	25,957	26,730	28,155	28,815
Total operating revenues	176,672	199,628	217,976	244,813	251,614
Operating Expenses:
Underwriting and distribution	98,718	110,781	115,119	125,307	133,866
Compensation and related costs	25,699	27,399	29,275	42,090	32,925
General and administrative	13,413	14,503	15,106	15,012	15,686
Subadvisory fees	4,703	5,485	6,129	6,885	7,072
Depreciation	3,312	3,444	3,503	3,394	3,445
Total operating expenses	145,845	161,612	169,132	192,688	192,994
Operating Income:	30,827	38,016	48,844	52,125	58,620
Investment and other income	(3,092)	2,161	2,316	3,654	891
Interest expense	(3,149)	(3,150)	(3,153)	(3,243)	(3,558)
Income before taxes	24,586	37,027	48,007	52,536	55,953
Provision for taxes	9,120	13,653	14,594	19,284	20,044
Net Income	$15,466	$23,374	$33,413	$33,252	$35,909
Net income per share	0.18	0.27	0.39	0.39	0.42
Weighted average shares outstanding - diluted	84,910	86,001	85,774	85,482	85,675
Operating margin	17.4%	19.0%	22.4%	21.3%	23.3%

Underwriting and Distribution

(Amounts in thousands)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$47,413	$52,262	$53,125	$60,458	$60,537
Expenses
Direct	33,309	36,281	36,367	41,512	42,540
Indirect	21,719	20,938	21,336	19,924	22,845
Total expenses	$55,028	$57,219	$57,703	$61,436	$65,385
Margin	-16.1%	-9.5%	-8.6%	-1.6%	-8.0%
Wholesale Channel (Third-Party)
Revenues	$23,075	$27,222	$30,989	$36,166	$38,069
Expenses
Direct	28,012	35,915	39,327	44,389	48,344
Indirect	6,382	7,214	7,132	7,036	8,160
Total expenses	$34,394	$43,129	$46,459	$51,425	$56,504
Wholesale Channel (Legend)
Revenues	$10,227	$11,621	$12,445	$13,675	$14,530
Expenses
Direct	6,466	7,547	7,949	8,762	8,797
Indirect	2,830	2,886	3,008	3,684	3,180
Total expenses	$9,296	$10,433	$10,957	$12,446	$11,977
Consolidated Total
Revenues	$80,715	$91,105	$96,559	$110,299	$113,136
Expenses
Direct	67,787	79,743	83,643	94,663	99,681
Indirect	30,931	31,038	31,476	30,644	34,185
Total expenses	$98,718	$110,781	$115,119	$125,307	$133,866
Margin	-22.3%	-21.6%	-19.2%	-13.6%	-18.3%

Changes in Assets Under Management

(Amounts in millions)

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.

Advisors Channel
Beginning assets	$23,472	$22,643	$25,205	$28,351	$29,474
Sales (net of commissions)	695	783	804	920	886
Redemptions	(823)	(724)	(719)	(786)	(762)
Net sales	(128)	59	85	134	124
Net exchanges	(27)	(26)	(25)	(119)	(35)
Reinvested dividends & capital gains	73	107	78	71	57
Net flows	(82)	140	138	86	146
Market action	(747)	2,422	3,008	1,037	881
Ending assets	$22,643	$25,205	$28,351	$29,474	$30,501

Wholesale Channel
Beginning assets	$17,489	$18,635	$23,213	$28,975	$32,818
Sales (net of commissions)	2,389	4,104	4,064	4,188	4,430
Redemptions	(1,467)	(1,249)	(1,524)	(1,711)	(2,106)
Net sales	922	2,855	2,540	2,477	2,324
Net exchanges	26	(1)	24	101	34
Reinvested dividends & capital gains	6	78	29	11	(6)
Net flows	954	2,932	2,593	2,589	2,352
Market action	192	1,646	3,169	1,254	434
Ending assets	$18,635	$23,213	$28,975	$32,818	$35,604

Institutional Channel
Beginning assets	$6,523	$6,298	$7,193	$7,163	$7,491
Disposition of assets	0	0	(488)	0	0
Sales (net of commissions)	395	526	277	505	819
Redemptions	(301)	(488)	(608)	(545)	(517)
Net sales	94	38	(331)	(40)	302
Net exchanges	0	26	0	15	0
Reinvested dividends & capital gains	24	28	30	31	23
Net flows	118	92	(301)	6	325
Market action	(343)	803	759	322	311
Ending assets	$6,298	$7,193	$7,163	$7,491	$8,127

Consolidated Total
Beginning assets	$47,484	$47,576	$55,611	$64,489	$69,783
Disposition of assets	0	0	(488)	0	0
Sales (net of commissions)	3,479	5,413	5,145	5,613	6,135
Redemptions	(2,591)	(2,461)	(2,851)	(3,042)	(3,385)
Net sales	888	2,952	2,294	2,571	2,750
Net exchanges	(1)	(1)	(1)	(3)	(1)
Reinvested dividends & capital gains	103	213	137	113	74
Net flows	990	3,164	2,430	2,681	2,823
Market action	(898)	4,871	6,936	2,613	1,626
Ending assets	$47,576	$55,611	$64,489	$69,783	$74,232

Supplemental Information

	2009				2010
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	10.5%	8.2%	7.6%	7.8%	8.2%
Wholesale	33.3%	22.4%	22.5%	21.2%	24.6%
Institutional	19.6%	28.2%	33.8%	30.1%	27.4%
Total	20.6%	16.8%	17.4%	16.5%	18.2%

Average GDC per advisor (000s)	21.0	23.1	22.8	25.8	27.1

Number of advisors	2,277	2,328	2,404	2,393	2,057

Number of shareholder accounts (000s)	3,666	3,683	3,805	3,855	3,962

Number of shareholders (000s)	869	850	875	905	930

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	22%	67%	59%
Top half	40%	86%	84%

Equity assets
Top quartile	17%	77%	77%
Top half	27%	87%	84%

Fixed income funds
Top quartile	24%	56%	31%
Top half	29%	69%	75%

Fixed income assets
Top quartile	17%	59%	35%
Top half	25%	75%	79%

All funds
Top quartile	22%	65%	52%
Top half	37%	82%	82%

All assets
Top quartile	17%	75%	71%
Top half	27%	85%	83%

MorningStar
% of funds with 4 or 5 stars
Equity funds	61%	66%	71%
All funds	51%	57%	60%

% of assets with 4 or 5 stars
Equity funds	88%	87%	90%
All funds	78%	78%	81%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, April 27th at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web site Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, AVP, Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolio, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, which include, without limitation:

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  A decrease in, or the elimination of, any future quarterly dividend paid to stockholders; and

•                  Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2009 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2010.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.